UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2006

Acorda Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Skyline Drive, Hawthorne, NY		10532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(914) 347-4300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 3, 2006, Acorda Therapeutics, Inc. (the "Registrant") entered into a definitive Securities Purchase Agreement with the purchasers set forth on Exhibit A thereto (the "Securities Purchase Agreement"), for the private placement of an aggregate of 3,230,769 newly issued shares of common stock (the "Shares") at a price of $9.75 per share (the "Private Placement"). The Private Placement is expected to close on October 6, 2006.

Under the terms of the Securities Purchase Agreement, the Registrant has agreed to file, within 45 days of the closing of the Private Placement, a registration statement with the Securities and Exchange Commission ("SEC") to register for resale the Shares. The registration statement is required, under the terms of the Securities Purchase Agreement, to become effective within 90 days following the closing if the SEC does not review the registration statement, or within 135 days following the closing if the SEC does review the registration statement. The Registrant will be required to pay certain cash penalties if it does not meet its registration obligations under the Securities Purchase Agreement.

The Securities Purchase Agreement is attached hereto as Exhibit 10.44 and incorporated herein by reference. The press release announcing the Private Placement is attached hereto as Exhibit 99.1 and incorporated herein by reference. The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement attached hereto.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to an agreement to sell unregistered sales of equity securities is incorporated by reference into this Item 3.02.

The aggregate offering price of the Shares sold in the Private Placement is approximately $31.5 million, of which approximately $1,600,000 will be paid to the placement agents for their services in connection with the Private Placement.

The Shares are being offered and sold in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based on the nature of the investors and certain representations made to the Registrant.

Item 9.01 Financial Statements and Exhibits

10.44 Securities Purchase Agreement, dated October 3, 2006, by and among Acorda Therapeutics, Inc. and the purchasers listed on Exhibit A thereto.

99.1 Press Release, dated October 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

October 4, 2006	By:	/s/ David Lawrence

Name: David Lawrence
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.44	Securities Purchase Agreement, dated October 3, 2006, by and among Acorda Therapeutics, Inc. and the purchasers listed on Exhibit A thereto.
99.1	Press Release, dated October 4, 2006